SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): December 26, 2024

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56065	42-1770123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Piping Rock Road Locust Valley, New York	11560
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 384-2577

373 Joicey Blvd., North York, Ontario, Canada M5M 2W2

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 3.02 Unregistered Sales of Equity Securities

On December 30, 2024, Two Hands Corporation (the “Company”) issued a total of 3,000,000,000 shares of its common stock to Emil Assentato in connection with the conversion of $300,000 in outstanding notes. The shares of common stock were issued at a conversion price of $0.0001 per share, consistent with the terms of the respective agreements governing the notes. The offer and issuance by the Company of the shares of common stock are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.01 Changes in Control of Registrant.

The disclosure in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. On December 30, 2024, as a result of the closing of the above transactions, a change in control of the Company occurred. Immediately following the issuance of the shares of common stock, Mr. Assentato owned approximately 57% of the Company’s issued and outstanding common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On December 26, 2024, the Company accepted the resignations of Nadav Elituv as the Company’s Chief Executive Officer, Secretary, Treasurer and member of the Board of Directors, Steven Gryfe as the Chief Financial Officer, Bradley Southam as a member of the Board of Directors and Ryan Wilson as a member of the Board of Directors. These resignations are effective December 30, 2024 and did not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company. Effective as of December 30, 2024 Emil Assentato was appointed as Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and a member of the Board of Directors of the Company.

The following biographical information is provided:

Emil Assentato, Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and member of the Board of Directors

Emil Assentato spent most of his significant career working for Compaigine Financier Tradition, a publicly owned company on the Geneva Exchange under the symbol CFT, in its wholly owned subsidiary Tradition North America, from August 1, 1986 through June 30, 2017. This journey included the following positions within his scope at Tradition: CEO from 1991 through 2014: Chairman 2014 through 2017; President Tradition Government Securities 1994 through 2014: Chairman and CEO of Tradition Securities and Derivatives, Inc, Chairman and CEO from 2008 through 2013: Initiated Tradition’s advance in South America establishing offices in Argentina (1995), Chile(2004), Columbia (2004), Mexico (2004) and briefly in Brazil all in the early 2000’s: Chairman, Standard Credit Group, LLC 2008 through 2013: Director, StreamingEdge, Inc. 2008 through 2014, Inc.: Main Board Executive Compaignie Financier Tradition (CFT) 2002 through 2017. Along the way Mr. Assentato occupied the following positions of which some are still active: Chairman Currency Mountain Holdings Ltd Malta 2010 through present: Chairman Triton Capital Markets Ltd, Malta 2010 through present: Chairman TraderMade Ltd UK 2015-present: FXDD LLC 2002 through 2015 Chairman: Nukkleus, Inc. (Nasdaq: NUKK) 2016 through July 2024, Chairman and CEO of Nukkleus Inc. Notable career accomplishments included the first individual to execute an over-the-counter peer-peer Euro Dollar Future in North America 1982: among the first to execute a peer-peer interest rate swap in 1982: including the above started other desks at the forefront of financial product innovation brokering Lesser Developed Country debt desk 1989: among the first to initiate Credit Derivative Desk in the mid 1990’s. Mr. Assentato was early in recognizing the importance of Crypto as a medium for payment solutions through Nukkleus Inc. and was early in the development of retail FX (FXDD) in 2002: Mr. Assentato holds a Bachelor of Scient degree in Economics with a minor in Philosophy from Hofstra University 1971 and received honorable discharge from the US Navy in 1972.

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Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
17.1	Nadav Elituv resignation letter dated December 26, 2024
17.2	Bradley Southam resignation letter dated December 26, 2024
17.3	Ryan Wilson resignation letter dated December 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2024

TWO HANDS CORPORATION By: /s/ Emil Assentato Emil Assentato Chief Executive Officer

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